Exhibit 10.11

Contract No.: Dong Yin (0100) 2020 Corporate Circulating Fund Loan Zi No. 015801

Circulating Fund Loan Contract

(2019, Version 1.0)

Bank of Dongguan

Please Kindly Note that

I. In order to safeguard your interests, please read the following precautions carefully before signing the Contract:

1. You’ve carefully read all the terms and the conditions of the contracts and known their meanings;

2. You’ve ascertained that the relevant certificates and information provided to the bank are authentic, valid, complete and legal;

3.  You’ve ascertained that you yourself have the right to sign the contract, and also known the right that you will enjoy and the obligations which you shall assume after the contract is signed;

4. You’ve confirmedly known that you shall assume the legal and economic liabilities correspondingly for any of your fraudulent and illegal acts;

5. You will sign and perform the contract lawfully on a voluntary basis in the principles of honesty and good faith; and

6. Please fill in what you need to complete neatly with a blue, black or sign pen.

II. If you have any questions in the contract, please consult with Bank of Dongguan Co., Ltd. before signing the contract.

Party A (Borrower): Guangdong CarHouse E-Commerce Technology Co., Ltd.

Certificate Type: Unified Social Credit Code

Certificate No.: 91441900764929776P

Party B (Lender): Central Zone Branch, Bank of Dongguan Co., Ltd.

Place of Signing: Nancheng District of Dongguan City

Party A and Party B have signed this contract after consultation in the principles of equity, voluntariness, honesty and trustworthiness according to relevant laws, regulations and rules of the People’s Republic of China.

Article 1: Loan amount

Party agrees to issue the following to Party A according to Party A’s application: currency: RMB, amount: (in words) Seven Million Yuan Only, (in figures) 7,000,000.00 Yuan.

Article 2: Loan term

The loan term is from March 9, 2020 to March 8, 2021.

The information including actual loan term, disbursement date, maturity date, loan amount and loan interest rate shall be subject to the contents recorded in the loan transfer certificate under this contract, and Party A has no objection to this. This contract can have multiple loan receipts.

Article 3: Loan purpose

The loan under this contract shall be used to pay for the goods only.

The circulating fund loan under this contract shall not be used to invest in fixed assets and stock rights, and shall not be used in the fields and purposes prohibited by the country. Party A shall provide materials which can prove the use of loan, such as commercial contracts. Without Party B’s written consent, Party A shall not change the loan purpose.

Article 4: Interest rate

I. Loan interest rate

The loan interest rate under this contract is the annual interest rate.

The conversion formula for the interest rate of Hong Kong dollar and British pound: monthly interest rate = annual interest rate / 12, and daily interest rate = annual interest rate / 365.

The conversion formula for the interest rate of any other currency: monthly interest rate = annual interest rate / 12, and daily interest rate =annual interest rate / 360.

The loan interest rate under the contract is the 1st one of the following interest rates:

1. Fixed interest rate   / %, i.e.   / (“increase” or “decrease”) by      / % based on one-year / (LPR/LIBOR/HIBOR)   / (“plus” or “minus”)              /    base points (1 base point = 0.01%); this interest rate will keep unchanged in the loan term.

2. Floating interest rate, i.e.    / (“increase” or “decrease”) by     / % based on (☐ one-year, ☐ above five-year, ☐ /)    / (LPR/LIBOR/HIBOR)      /   (“plus” or “minus”)      /   base points (1 base point = 0.01%). When LPR/LIBOR/HIBOR changes, the lender may conduct adjustment at regular intervals as per LPR/ LIBOR/HIBOR of the same grade in the new same term as well as the original floating range and spread according to the interest rate adjustment mode agreed in this contract. The lender will not notify the borrower and guarantor of such adjustment separately.

The interest rate will be adjusted every / (1/3/6/12) months as of the value date. The date of interest rate adjustment is the date corresponding to the value date in the adjustment month. If the adjustment month has no such corresponding day, the last day of the adjustment month is the date of interest rate adjustment.

II. Default Interest

The default interest rate under the contract is the annual interest rate.

1. If Party A fails to use the loan according to the purpose agreed under the contract, the default interest shall be charged for the part of the loan used in violation of the contract during the period of default at the applicable interest rate for the loan at that time plus 100%.

2. If Party A fails to repay the loan on schedule or perform the obligation of repayment under the contract, the default interest shall be charged for the overdue loan during the overdue period at the applicable interest rate for the loan at that time plus 50%.

3. If Party A fails to use the loan in accordance with the purpose agreed in the contract or does not repay the loan on schedule, it shall be punished severely.

III. The so-called LPR under the contract refers to the quoted interest rate of loan market issued by the national inter-bank offer center most recently on the value date; thereafter, when the loan interest rate or default interest rate is adjusted in accordance with the foregoing provisions of the contract, LPR is the quoted interest rate of loan market issued by the national inter-bank offer center most recently on the adjustment date. LIBOR refers to the London interbank offered rate, and HIBOR refers to the Hong Kong interbank offered rate.

LIBOR refers to the London interbank offered rate, and HIBOR refers to the Hong Kong interbank offered rate.

If the national inter-bank offer center publishes LPR on the value date, in terms of the loan issued by Party B before system updating, the former LPR shall still be adopted; in terms of the loan issued by Party B after system updating, the new LPR shall be adopted.

IV. The interest for the loan shall be calculated from the date when the loan is transferred to Party A’s account. The interest for the loan under the contract shall be calculated on a daily basis. If Party A is unable to pay the interest on schedule, the compound interest shall be calculated and collected from the following day on. For the interest that Party A does not pay on schedule (including the interest corresponding to the principal of the loan wholly or partially due announced by Party B in advance) and the default interest, the compound interest shall be calculated from the overdue date to the date when all the amounts are fully repaid.

V. Interest settlement

1. When LPR/LIBOR/HIBOR changes, Party B may conduct adjustment at regular intervals as per LPR/ LIBOR/HIBOR of the same grade in the new same term according to the interest rate adjustment mode agreed in this contract. Party B will not notify Party A of such adjustment separately. If the interest rate of the loan is adjusted in the same interest period, the interest will not be calculated by segments;

2. The interest for the loan under the contract shall be settled on a monthly basis and the date of interest settlement shall be the 20th day of every month;

3. For the one-off repayment of principal and interest, the date of repayment of principal and interest shall be the interest settlement date.

VI. If the borrower violates any provision or commitment under the contract, the lender has the right to adjust the floating range of interest rate for the loan as    /   (“increase” or “decrease”) by    /   % based on one-year    /   (LPR/LIBOR/HIBOR)    /   (“plus” or “minus”)    /    base points (1 base point = 0.01%). The floating range of interest rate for the loan will not be lowered after adjustment.

VII. During the validity period of the contract, if the State implements the control over and intervention in the interest rate of loan, the method of benchmark interest rate determination, the method of interest rate calculation and settlement and the floating range of interest rate, and it is necessary to adjust the above-mentioned provisions of the contract, Party B can modify the interest rate under this contract in accordance with the latest national regulations promulgated by the State without obtaining Party A’s consent.

VIII. The interest stipulated in the contract includes VAT, and the VAT rate is 6%. If related government organs adjust the VAT rate, it shall be adjusted accordingly.

Article 5: Loan issuing

I. Party A’s first application date of utilization must be no later than September 5, 2020; and its last application date of utilization must not be later than November 4, 2020.

II. Preconditions of loan issuing

Unless otherwise waived by Part B, Party B has the obligation to issue the loan only when all the following preconditions are met:

1. Party A has completed approval, registration, insurance, delivery and other legal procedures about the loan under this contract according to relevant laws and regulations;

2. If guarantee is established under this contract, the guarantee meeting Party B’s requirements has entered into force and become continuously effective;

3. Party A has no default event agreed in this contract;

4. There is not any material adverse event occurring in Party A and the Guarantor which may be sufficient to affect the safety of loan;

5. Laws, regulations, rules or competent authorities do not prohibit and restrict Party B from issuing the loan under the contract;

6. Party A has established a related account according to this contract;

7. Other conditions required by Party B:       /    .

III. Payment of loan fund

1. The ways for loan fund payment under the contract include entrusted payment of Party B and self-payment of Party A.

Entrusted payment of Party B means that Party B pays the loan fund to Party A’s transaction object meeting the loan purpose through the bank settlement account (account name: Guangdong CarHouse E-Commerce Technology Co., Ltd.; account number: ***************) established by Party A in Party B’s place according to Party A’s withdrawal application and payment entrustment.

Self-payment of Party A means that Party B directly pays the loan fund to Party A’s bank settlement account according to Party A’s withdrawal application, and that Party A will pay such fund to Party A’s transaction object meeting the loan purpose.

2. Determination of payment mode.

(1) If any of the following conditions is met, the entrusted payment of Party B shall be adopted.

1) Where the payment object is clear and the amount of single payment is more than RMB 0.00 Yuan (including);

2) Where the payment object is clear and the amount of single payment exceeds    /   % of the loan amount (including) under the contract;

3) Payment of full amount under entrustment.

(2) If any of the above conditions is not met, self-payment of Party A may be adopted with the consent of Party B.

3. Party B has, in its own sole discretion, the right to determine the ways of payment for the loan fund under the contract in accordance with the laws, the rules and regulations, regulatory systems and internal rules and regulations as well as the relevant data provided by Party A; and also has the right to adjust the payment conditions of loan fund, for which Party A has no objections.

4. Party A shall be regarded to successfully utilize it immediately once the loan fund is transferred into Party A’s settlement account, and Party A shall perform its obligation of repayment under the contract. Party A shall be liable for any consequences arising from the enforcement measures taken by the competent authority, including but not limited to frozen account and deduction after the loan fund is transferred into Party A’s settlement account. Moreover, Party A is still obliged to perform the repayment obligation of the principal together with the interest and shall compensate Party B with all the losses arising there-from.

5. For entrusted payment of Party B, Party A shall provide the transaction data including the power of attorney for payment and commercial contract as required by Party B. Party B shall be responsible for reviewing the above-mentioned data and issue the loan after examination. Otherwise, Party B has the right to refuse to issue the loan.

6. The review made by Party B for the above-mentioned data does not mean that Party B has confirmed the authenticity of Party A’s transaction as well as its legality and compliance nor mean that Party B is required to assume the obligations and liabilities for Party A due to Party B’s intervention into Party A and its transaction counter party or any third party’s dispute or demand. Party B will not assume any liabilities for Party B’s failure to complete entrusted payment in time due to the inauthenticity, inaccuracy or incompleteness of data provided by Party A, and Party A’s obligation of repayment incurred under the contract will not in any way be affected.

7. Refund. If entrusted payment of Party B is adopted, and the refund occurs in the opening bank of Party A’s transaction counter party so that Party B cannot successfully pay the loan fund in time at the entrustment of Party A, Party B will not assume any liabilities for that and Party A’s obligation of repayment which has been generated under the contract will not be affected. For the refunded amount, Party A shall resubmit the power of payment attorney and relevant documents within 1 banking day after receiving such refund notice.

8. Party A shall not dispose of the loan fund paid under entrustment in any ways (including but not limited to transfer or appropriation). All the risks, liabilities and losses arising from the failure, error or delay in paying the loan fund not due to Party B’s mistake shall be wholly assumed by Party A. In addition, all the losses incurred by Party B shall be compensated by Party A.

9. Party A shall not violate the provisions of the contract and avoid entrusted payment of Party B in the way of breaking the whole into parts.

10. For self-payment of Party A, Party A shall provide the relevant data including commercial contract, proving the authenticity of transaction background. If Party A fails to provide such materials prior to the issuing of the loan due to some objective reasons, Party A shall supplement the above-mentioned data within 30 days after the issuing of the loan with the consent of Party B.

11. Reporting obligations of self-payment.

If self-payment of Party A is adopted, the information on the payment of loan fund shall be summarized and reported to Party B in the end of current month (in the end of current month / current quarter) after such self-payment is made and the relevant data documents, including but not limited to bank statement and payment voucher, shall also be submitted as required by Party B.

12. If Party A faces the decrease in its credit status, its main business profitability, the abnormality in usage of loan fund or any other illegal acts or has any of new regulatory requirements promulgated by the banking regulatory authority, both parties shall supplement the conditions for issuing the loan and payment through negotiations or Party B can directly stop issuing and paying the loan fund.

Article 6: Repayment

I. Principle of repayment

Any repayment made by Party A under the contract shall be, firstly, used to pay off all kinds of expenses which shall be assumed by Party A and have been advanced by Party B, as well as the expenses arising from the realization of Party B’s creditors and guaranteed rights; and the remaining of the repayment shall follow the principle of paying the interest prior to the principal hereof.

II. Payment of interest

Party A shall pay the due interest to Party B at the settlement date of interest. The first payment date of interest shall be the first settlement date of interest after the loan is issued. The interest, together with the principal of the loan, shall be paid off after the loan is due.

III. Repayment mode

If the loan under the contract is a medium- and long-term loan, Party A shall repay Party B’s loan by installments, at least once every six months.

1. The above-mentioned loan shall be repaid according to the 3rd one of the following methods:

(1) Repayment method of equal principal and interest;

(2) Repayment method of equal principal;

(3) One-time repayment of principal and the payment of interest by installments on maturity; and

(4) One-time repayment of principal and interest on maturity; and

(5) other method of repayment: / .

2. If the repayment method of equal principal and interest, the repayment method of equal principal or one-time repayment of principal and the payment of interest by installments on maturity is adopted, Party A shall repay the principal and interest of the loan by installments on a monthly basis (monthly / quarterly / semi-annual / yearly) since the loan is issued. There are 12 installments for the loan and the 20th day of every month (month / quarter / half year / year) is the repayment date. If the issuing date does not correspond to the repayment date, the amount at the first installment and the last installment shall be calculated according to the number of actual days.

If there is a need to change the repayment plan, Party A shall apply it to Party B 30 banking days prior to the date of interest settlement or the expiration of the loan and such change of repayment plan shall be confirmed by both parties in written form.

IV. Repayment account

Party A authorizes Party B to deduct the amount repayable from the settlement account (i.e. repayment account, account name: Guangdong CarHouse E-Commerce Technology Co., Ltd.; account number: ************** opening bank : Bank of Dongguan) opened by Party A at Party B’s system. If the account for deduction under entrustment is an account opened in the name of third person other than Party A, the third person shall sign a signed power of attorney, authorizing Party B to deduct the amount repayable of Party A from the account. Party A shall deposit the amount repayable in full into the repayment account prior to each repayment date of interest and principal. If the repayment account is frozen or suspended, Party A shall carry out the formalities of repayment at the counter of Party B without delay.

V. Fund withdrawal account

Party A shall, at the request of Party B, designate the fund withdrawal account (account name: Guangdong CarHouse E-Commerce Technology Co., Ltd.; account number: **************, opening bank: Bank of Dongguan). Party B shall conduct regulatory control over the account and have the right to deduct the amount repayable directly from this account; Party A shall, at the request of Party B, provide the capital inflow and outflow situations of the fund withdrawal account.

Article 7: Prepayment

I. When Party A repays the interest in advance, Party A shall inform Party B.

II. When Party A needs to repay the loan in advance, Party A shall inform Party B 30 days in advance, and Party B has the right to collect the penalty for prepayment from the borrower. The prepayment application shall not be cancelled without Party B’s consent.

If Party B collects the penalty for prepayment, Party B will collect the penalty from Party A at one time according to the monthly interest rate of the loan agreed in this contract. The 1st computation formula shall be used to calculate the penalty:

1. Penalty = amount of principal prepaid X remaining maturity of financing (calculated monthly; the period less than one month shall be deemed as one month) X monthly financing rate under this contract;

2.       /   .

If Party A repays the principal in advance, the interest shall be calculated according to the actual number of loan use days and the loan interest rate agreed in this contract.

III. If Party A repays the loan in advance, Party A shall complete formalities for repayment at the business counter or other channel designated by Party B.

Article 8: Extension of the loan

If Party A requires to extend the loan, it shall submit a written application to Party B 60 days in advance before the loan under the contract is due. If the loan is extended with the review and consent of Party B, the loan under the contract may be extended correspondingly only after the parties sign the relevant extension contract provided that a written opinion to continually provide the security is obtained from the guarantor. As the continual of the contract, the formalities of change for insurance and guarantee shall be carried out correspondingly according to the request of Party B.

If Party A fails to apply for such extension or such extension application is not approved, the loan shall be disposed in accordance with the provisions for overdue loan as of the following day of its due date.

Article 9: Guarantee of loan

I. For the debts owed by Party A to Party B under the contract, Party A and Party B agree that the following guarantee method shall be adopted for the loan:

(1) Guarantee Contract for Maximum Amount of D. Y. (0100) 2018 N. Z. G. B. Zi No. 027027 (fill in the name of guarantee contract); (2) Mortgage Contract for Maximum Amount of D. Y. (0100) 2015 N. Z. G. D. Zi No. 023023 (fill in the name of guarantee contract); (3) Guarantee Contract for Maximum Amount of D. Y. (0100) 2018 N. Z. G. B. Zi No. 027030 (fill in the name of guarantee contract), and any other guarantee ways as stipulated in the relevant guarantee contracts.

II. If Party A or the guarantor has an event which may, in the opinion of Party B, affect its ability to perform the contract, or the guarantee contract becomes invalid, canceled or revoked, or the economic conditions of Party A or the guarantor become worse or Party A or the guarantor is involved in a major lawsuit or arbitration, or its ability to perform the contract may be affected due to other reasons, or the guarantor has any default under the guarantee contract or any other contract signed with Party B, or the guaranteed property is depreciated, damaged, lost or closed down, so that the guaranteed value weakens or is lost, Party B has the right to ask Party A to and Party A has the obligation to provide a new guarantee or replace the guarantor, and Party B has the right to take back the loan in advance.

Article10: Party A’s representations and warranties

I. Party A represents as follows:

1. Party A is a duly registered and lawfully existing company and has the full capacity for civil rights and the capacity for conduct required to sign and perform the contract;

2. Signing and performance of the contract is the expression of Party A’s true meaning and Party A has obtained the legal and effective authorization required in accordance with the Articles of Association or any other internal management documents. Moreover, such signing and performance thereof will not breach any agreements, contracts and other legal documents which may be binding upon Party A. Party A has obtained or will obtain all the approvals, permits, filing or registration required to sign and perform the contract;

3. All the documents, financial statements, vouchers and any other data provided by Party A to Party B under the contract are true, complete, accurate and effective;

4. Party A’s transaction background to conduct businesses is true and lawful, and does not get involved in any illegal events including money laundering;

5. Party A does not conceal to Party B any matters which may affect its or the guarantor’s financial status or capacity to perform the contract;

6. Other matters represented by Party A:       /    .

II. Party A gives the following warranties:

1. To submit to Party B its financial statements (including but not limited to annual statement, quarterly statement and monthly statement), as well as any other relevant data on a regular basis or in time at the request of Party B, and the financial statements shall be true, accurate, complete and effective;

2. To provide to Party B all the documents and data relating to the loan at the request of Party B, actively cooperate with and assist Party B in performing the contract and using such credit loan, provide all the information on inspection, investigation and supervision of production operation, fund and financial activities as they are (including the information before and after the loan); undertake to cooperate with Party B in managing and paying the loan, post-loan inspection and relevant inspection and management works based on the methods of China Banking Regulatory Commission (CBRC) (or any other statutory financial regulatory authority) concerning management of loans; and provide the lender with the true information on payment and transfer of the loan;

3. Party A promises to pay the loan fund according to the contract, and not to avoid entrusted payment of Party B via the ways including breaking the whole into parts. At the same time, Party A promises to accept and actively cooperate with Party B in managing and monitoring all kinds of accounts as stipulated in the contract. When Party B finds any abnormal changes in the flow of fund out of the above-mentioned accounts, Party B has the right to ask Party A to explain and Party A shall promise to provide relevant written explanations within two working days after Party B provides such requirements. If there is any abnormal condition in Party A’s fund withdrawal which may affect the source of other repayment, Party B has the right to unilaterally decide whether to take back the loan in advance.

4. Party A promises to provide the relevant accurate documents and data involving the loan fund at the request of Party B in time when applying for the utilization according to the contract. If Party A breaks the contract in making the payment to its transaction counter party or Party B suffers from any losses due to Party A’s failure to provide the above-mentioned data or the provision of any false data, Party A shall bear all the liabilities arising there-from and compensate for Party B’s losses;

5. If Party A has entered into or will enter into a counter guarantee agreement or similar agreement with the guarantor under the contract in respect of the obligations warranted by it, the agreement will not prejudice any of Party B’s rights under the contract;

6. If Party A changes its legal representative (person in charge), address or business address, Party A shall inform Party B of such change in written form in advance. If there are any other conditions which may affect Party A’s or the guarantor’s financial status and the capability to perform the contract, including but not limited to closing down, suspension of business, dissolution, revocation, (applied) application for bankruptcy, guaranty seized, major lawsuit involved or arbitration case or the person in charge involved in any illegal criminal activities, or difficulties in its operation or becoming worse in financial status or Party A may have any event of default under any other contract, Party A shall inform Party B of that in written form immediately;

7. If there are any conditions occurring that may affect Party A’s or the guarantor’s financial status and the capability to perform the contract, including but not limited to any kinds of changes in any form such as schism, merger (annexation), joint operation, joint venture, cooperation, contracting, leasing, reorganization, restructuring, mode of business including the plan for listing, decrease in registered capital, equity transfer, shareholding reform; external investment, sales, donation, leasing, lending, transfer, mortgage, pledge or otherwise disposal of major assets, whole or partial assets; undertaking major liabilities, substantially increase of debt financing, or new major liabilities created for the guaranty, Party A shall obtain the approval from Party B in advance;

8. Party A promises that its production operation as well as its relevant acts will comply with relevant provisions, including but not limited to industry policies, fiscal taxation policies, market access, environmental assessment, energy-saving and emission reduction, energy consumption and pollution control, resource utilization, land and urban planning as well as labor safety. If Party A breaches one of the above-mentioned or any of the above-mentioned risks occurs, Party A agrees that Party B has the right to take measures including the suspension of loan issuing, taking back the loan in advance, disposal of / pledging of the property in advance, Party A’s purchase of liability insurance for consumption of energy or pollution;

9. The order of Party A repaying Party B’s debt shall be precedent over its loan from Party A’s shareholder and not lower than the debts similar to other creditors;

10. Party A shall not dispose of its own assets by lowering its own capability to repay the loan and undertakes that the total amount guaranteed externally and the amount guaranteed separately shall not exceed the limits as stipulated by its Articles of Association;

11. Party A promises to Party B that it will repay the principal of the loan together with the interest on schedule, and assume and pay all the relevant expenses arising from the conclusion of the contract, performance of the contract and settlement of the disputes, including but not limited to notarization fee and counsel fee as well as the litigation costs, execution fees, attorney’s fees and notarization fees arising from the realization of creditor’s rights;

12. Party A shall inform Party B of relevant situations timely and sufficiently: the permission, approval and examination situations about environmental and social risks in the commencement, construction, operation and shutdown process; assessment and inspection situations about Party A’s environmental and social risks conducted by environmental and social risk supervision institutions or organizations accepted by them; construction and operation situations of environmental facilities; discharge and standard reaching situations of pollutants; employees’ safety and health conditions; important complaints and protest of nearby communities against Party A; major environmental and social claim situations; other important situations which Party B considers are related to environmental and social risks;

13. Party A declares and guarantees that it does not get involved in important lawsuits about environmental and social risks; promises that all of its behaviors and performance about environmental and social risks can meet the requirements; promises to establish and improve the internal management system of environmental and social risks, and to stipulate related responsible persons’ duties, obligations and punitive measures; promises to establish and improve the emergency response mechanism and measures about environmental and social risks; promises to set up special departments and / or assign professionals to take charge of environmental and social risks; promises to cooperate with Party B or the third party accepted by it to evaluate and check the borrower's environmental and social risks; promises to give proper response or take other necessary actions when faced with strong questioning of the public or other interested parties about the performance of environmental and social risks; promises to supervise key related parties to strengthen management, and to prevent related parties’ environmental and social risk contagion; promises to perform other matters which Party B considers are related to the control of environmental and social risks;

14. Other events promised by the borrower:       /    .

Article 11: Intra-group transaction disclosure of the Party A’s group

1. Party A belongs to the group customer determined by the Party B according to Guidelines on Group Customer Credit Business Risks of Commercial Bank, and Party A shall report the situations about connected transaction above 10% of Party A’s net assets to Party B in time, including but not limited to:

1. Relationship of transaction parties;

2. Transaction items and transaction nature;

3. Transaction amount or corresponding proportion;

4. Pricing policy (including transactions without amount or with symbolic amount).

II. If Party A has one of the following situations, Party B has the right to unilaterally stop paying loans not used by Party A, and take back some or all loan principals and interests in advance:

1. Provide false materials or conceal important financial facts;

2. Arbitrarily change the original purpose of the loan without Party B’s consent, embezzle the loan, or use the bank loan to engage in illegal transactions;

3. Go to the bank for discounting or pledging with creditor’s rights including notes receivable and account receivable without actual transaction background by taking advantage of the false contract with affiliated party, to gain bank capital or credit;

4. Refuse Party B’s supervision and inspection about its credit fund use situations and financial activities;

5. Get involved in important combination and acquisition situations, which Party B considers will influence the loan safety;

6. Deliberately avoid bank credit through connected transactions;

7. Other major default behaviors confirmed by Party B.

Article 12: Default and disposal

I. Expected default and disposal

If Party B has any conclusive evidences proving that Party A has one of following conditions before granting the loan under the contract, Party B may stop performing the contract:

1. Party A’s business conditions has become seriously deteriorated;

2. Party A has transferred its property or secretly withdrawn its fund to avoid its credits;

3. Party A (including its legal representative) has lost its commercial reputation or is facing major lawsuit and / or arbitration;

4. Any other conditions which have lost or may lose its capacity to perform its obligation of repayment.

If Party A fails to restore its capacity to perform its obligation of repayment and also fails to provide Party B with any proper guarantee within 30 days after Party B stops performing its obligation, Party B may terminate the contract.

II. Party A’s Event of Default and Disposal

1. If there is one of following matters, Party A should constitute or be regarded as Party A’s event of default under the contract.

(1) Party A fails to perform the obligation of payment and discharge to Party B in accordance with the provisions of the contract;

(2) Party A fails to use the fund obtained for the agreed usage nor the condition of fund withdrawal does not meet the provisions or that Party A breaks through the financial indicators:      /    ;

(3) Party A fails to the loan fund according to the contract or avoid the payment by Party B under entrustment via the ways of breaking the whole into parts;

(4) If the statement made by Party A under the contract is unauthentic or Party A breaks the promises made by it under the contract;

(5) Even if any condition occurred under the contract may, in the opinion of Party B, affect Party A or the guarantor’s financial status or the capability to perform the obligations under the contract, but Party A fails to provide a new guarantor replace the guarantor in accordance with the provisions of the contract;

(6) Party A and the guarantor have any event of default and other event of cross event under any other contract made by and between Party B or other institution of Bank of Dongguan Co., Ltd.;

(7) Party A fails to make any written statement on the abnormal change of fund flow in the relevant accounts under the contract within the prescribed deadline;

(8) Party A fails to provide any data and documents related to the loan and the loan fund as they are;

(9) Party A terminates its business or the event of dissolution, revocation or bankruptcy occurs;

(10)  other conditions including the conditions of Party A’s business has deteriorated seriously; Party A transfers its property, or withdraw its fund to avoid its debts; Party A (including its legal representative) has lost its commercial reputation or is facing major lawsuits or arbitration; has lost or may lose its capacity to perform the obligation of repayment;

(11)  If the guarantor violates any provisions in the guarantee contract, Party B believes in its own discretion that such violation is sufficient to endanger the realization of the creditor’s rights under the contract;

(12)  Party A is punished by the relevant government departments due to its poor environmental and social risk management; Party A is strongly questioned by the public and / or media for its poor environmental and social risk management; any other events of default including the event of cross defaults as agreed by Party A and Party B in environmental and social risk management; and any reasonable statements, guarantees and commitments made by Party A regarding environmental and social risk management have not been seriously fulfilled; and

(13)  other conditions which may, in the opinion of Party B, endanger the safety of other creditor’s rights.

2. In the event that a breach of contract as stipulated in the preceding paragraph occurs, Party B has the right to take the following measures separately or at the same time depending on the specific situation:

(1) To change the ways of paying its loan fund;

(2) To require Party A and the guarantor to correct their breach of contract within a time limit;

(3) To wholly or partially adjust or reduce, suspend or terminate the limit of Party A’s granting credit;

(4) To wholly or partially suspend or terminate the acceptance of Party A’s application for such businesses including the utilization under other contracts made by and between Party A and Party B; and to wholly or partially suspend or terminate issuing or carrying out the formalities of granting credit which has not approved;

(5) To announce the outstanding granting credit and other accounts payable under any other contract by and between Party A and Party B wholly or partially due immediately;

(6) To terminate or dissolve the contract, partially or wholly terminate or dissolve any other contract signed by and between Party A and Party B;

(7) To ask Party A to compensate Party B for any losses caused by its breach of contract;

(8) Only with prior subsequent notice, Party A can deduct the amount from the account opened by Party A at Party B and other institution of Bank of Dongguan Co., Ltd., in order to wholly or partially discharge Party A’s debts owed to Party B under the contract. Any undue accounts should be considered to be due earlier. If the account currency is different from the valuation currency for granting credit of the specific credit business under the contract, when the valuation currency for granting credit of the specific credit business under the contract is the same currency as the account currency but falls into different currency, the valuation currency of the specific credit business under the contract should be converted according to the spot exchange rate promulgated by Party B at any time point of the day when the amount is deducted. When the valuation currency of the specific credit business under the contract is a kind of foreign currency but the account currency is RMB, the valuation currency of the specific credit business under the contract should be converted according to the selling price of spot exchange promulgated by Party B at any time point of the day when the amount is deducted. When the valuation currency of the specific credit business under the contract is RMB but the account currency is a kind of foreign currency, the valuation currency of the specific credit business under the contract should be converted according to the buying price of spot exchange promulgated by Party B at any time point of the day when the amount is deducted;

(9) To exercise the right of guaranty;

(10)  To ask the guarantor to assume the responsibility for guarantee;

(11)  To adopt the stricter payment management means or methods than before; include it and its major associated parties into the key monitoring scope of payment; list it into the backlist and submit it to the regulatory authority and the credit-granting organism; and

(12)  Other measures taken which Party B thinks it necessary or possible.

III. If Party B is unable to perform the contract to grant the loan due to any changes in national credit policies after Party B and Party A have entered into the contract, Party B should not be regarded as a breach of contract.

Article 13: Reservation of rights

During the performance of the contract, if Party A delays performing its obligations under the contractual, or if Party B imposes any tolerance or grace on any breach or delay of Party A, it should not impair, affect, or restrict all the rights which Party B should enjoy in accordance with the contract and the laws, regulations and rules and Party B should be regarded to have permitted or given acquiescence for any default acts nor to have waived the right to take any actions against Party A’s current or future breach of contract.

Article 14: Information protection and exceptions

I. Party B should properly take care of Party A’s information, financial information and other relevant materials submitted by Party A in performing its obligations under the contract, in order to ensure that it will not be illegally tampered with, abused, sold or used unless otherwise stipulated by other laws, regulations and rules or disclosed by Party B to any third party in accordance with the contract.

II. Party B has the right to provide the information on the contract and other relevant information to the People’s Bank of China Credit Information Basic Database or any other legally established credit databases in accordance with the relevant laws, regulations and rules or to the regulatory documents or the requirements of financial regulatory authorities, in order to be inquired and used by the appropriately qualified institutions or the individuals. Party B also has the right to enquire about the relevant information on Party A through the People’s Bank of China Credit Information Basic Database or any other legally established credit databases, for the purposes of the conclusion and performance of the contract.

III. Party B may disclose to any potential assignee or any other person who may make a contract with Party B the relevant information on Party A as Party B may think appropriate for the contract.

Article 15: Notarization

If any party to the contract asks for notarization, the contract should be notarized at a notary office stipulated by the state, and the notarial fees should be borne by Party A.

Both parties A and B agree and confirm that, the contract will become an enforceable creditor’s right instrument once notarized by a notary office. When Party A fails to pay off the principal and interest of the debt owed to Party B on schedule and any other expenses payable or breaches the obligations under the contract, Party B has the right to apply for enforcement to the people’s court with jurisdiction, and Party A agrees to accept the enforcement unconditionally, and renounces its right of defense.

Article 16: Integrity clause

Party A and Party B undertake that, in order to reach and / or perform the contract, its and its related director, senior executives, employees, agents or consultants have never violated and will not violate any relevant laws, regulations and rules as well as the disciplinary inspection requirements nor provide any payment or transfer of value directly or indirectly to any governmental official, other party to the contract, any relevant third party and its associated persons, including director, supervisor, senior executives, employees, agents or consultants of its associated party; and the payment or transfer of such value has a commercial bribery, accepts or has an acquiescence of kickbacks or achieves some purpose in any other illegal or improper ways or has an influential effect, including but not limited to monetary funds, tangible / intangible assets, services , employment, business opportunities, etc.

Party A and Party B confirm that, if a party suffers from any damages due to other party’s violation of the foregoing provisions, the party should assume the corresponding liabilities for its breach of contract. If such breach constitutes a crime, it will be transferred to the judicial authority.

If Party A and its working staff find that Party B’s working staff violates the regulations in carrying out the business and misleads the customer in the course of business, holds back without permission or keeps such important information and items including the customers’ password and bank card, ID card, handbook, real estate certificate and so on; receives from the customers and asks for any commercial briberies including the rebates from any customer, intermediary fees, service fees and other property in private while acting for the customers in managing wealth, funds and stock transactions in violation of the rules; asks the customers to provide any benefits or any conveniences to their specific related persons, embezzles and misappropriates the customers’ funds, property and does any other acts to violate the honest disciplines, Party A should promptly report or complain it to Party B. Party A can make feedback or complaints to Party B through any of the following channels: (1) 24-hour service hotline: 40011-96228; (2) email for online complaint: hzbgs@dongguanbank.cn; and (3) address for letter complaint: Department of Supervision, Bank of Dongguan, No. 21 Tiyu Road, Dongguan City, Guangdong Province.

Article 17: Effectiveness of contract, change, cancellation and termination

I. The contract should take effect as of the date when both parties sign or seal the contract respectively, till the principal of the creditor’s rights under the contract, the interest, default interest, compound interest, compensations, the cost required to realize the creditor’s rights and all other fees payable under the contract have been wholly discharged.

II. The invalidity or unenforceability of any clause hereof will not affect the validity and enforceability of any other clauses nor impair the effectiveness of the entire contract.

III. After the contract becomes effective, neither Party A nor Party B can change or terminate the contract ahead of time without authorization.

The contract can be changed or amended in written form with negotiations of both parties. Any change or amendment will constitute an integral part of the contract.

IV. The change and dissolution of the contract will not affect the rights of both parties to claim damages, nor affect the effectiveness of the contract relating to the provisions of dispute settlement.

Article 18: Application of law and dispute resolution

I. The law of the People’s Republic of China shall apply to the signing, efficacy, explanation, performance and dispute resolution of this contract.

II. Party A and Party B shall consult with each other to solve any disputes produced during performance of this contract. If consultation fails, any party can adopt the first method in the following:

1. Sue to the people’s court in Party B’s place or apply for compulsory execution;

2. Sue to the people’s court in the signing place or apply for compulsory execution;

3. Arbitration mode: Submit the dispute to         /     (fill in the name of arbitration committee), and assign a sole arbitrator to conduct written hearing;

4. Others:         /     .

During the period of dispute resolution, if the disputes do not influence the performance of other terms, other terms shall be performed continuously.

Article 19: Supplementary provisions

I. The following appendixes and other appendixes confirmed by both parties constitute an inalienable part of this contract, and they have the same legal force with this contract:

1. Withdrawal application / expenditure application for line of credit;

2. Power of attorney for payment authorization (if any);

3. Loan note or other credit and debt vouchers;

4.         /         .

II. Party A hereby confirms that Party B, the judiciary organ or arbitral institution can send various materials like notices, instruments and letters, including but not limited to instruments about first instance, second instance, review and executive program, arbitration, debt collection letters and notice of declaring the loan mature in advance, to the following address by way of registered post, fax, special delivery, e-mail, WeChat or other communication forms:

Party A’s Address: Building 3, No. 16, No. 4 Keji Road, Songshan Lake Industrial Park, Dongguan City, Guangdong Province

Postal Code: 523000 Recipient: Jiang Haitao

Tel: ************** Fax:             /

E-mail:         /         WeChat:         /

If any of the above contact ways changes, the interested party shall inform Party B and the judiciary organ or arbitral institution of such matter in written form within 5 days after the change. Before Party B receives the change notice, Party B can send out various materials including notices and letters through the original contact way.

If the legal instrument is not actually received by Party A as the address for service confirmed by Party A is inaccurate, Party A does not inform Party B and the judiciary organ or arbitral institution to confirm the new address for service after the address is changed, and Party A or its specified recipient refuses to sign for the instrument, Party A shall bear the legal consequence produced from the failure of effective delivery. If the document is sent by mailing, the day of file returning shall be deemed as the delivery date. If the document is directly delivered by the court or arbitral institution, the day when the process server records the situations on the proof of service shall be deemed as the delivery date. If the document is directly delivered by Party B’s worker, the day when the document is sent to the recipient address and situations are recorded shall be deemed as the delivery date. If the document is sent through fax, the date stated in the receipt of successful delivery shall be deemed as the delivery date. If the document is sent through e-mail, short message, WeChat and phone call, the document shall be deemed to have been delivered once it is sent out.

III. Party A accepts that Party B can entrust other institutions of Bank of Dongguan Co., Ltd. to perform rights and obligations under this contract due to business needs, or transfer the business of giving credit under this contract to other institutions of Bank of Dongguan Co., Ltd. Other institutions of Bank of Dongguan Co., Ltd. entrusted by Party B or other institutions of Bank of Dongguan Co., Ltd. taking over the business of giving credit have the right to exercise all rights under this contract. Besides, they have the right to submit the case to the court in the name of such institutions, submit the dispute to the arbitral institution, or apply for compulsory execution.

IV. This contract has two copies, with Party A and Party B holding one copy respectively; the related registration department will hold     /     . All copies have equal legal effect.

Article 20: Special prompts

Party B should take reasonable measures to remind Party A of paying more attention to exception clauses or restriction clauses under the contract, and make full explanation to the relevant clauses at the request of Party A. both Party A and Party B have no objection to the understanding of all the contents of the contract.

Article 21: Other agreement (extra pages can be attached if the blank column is insufficient):

I. Party A shall treat the settlement account established in Party B’s system as the major bank settlement account, and the payment for goods formed with the fund given by Party B must return to this account. Besides, Party A shall accept Party B’s supervision. Before Party A pays off Party B’s loan, it shall not mortgage (pledge) core assets like machinery equipment, inventory and receivables without Party B’s written consent. During the period of Party B’s credit extension, the guarantee conditions newly added by Party A in other banks shall not be superior to Party B. Otherwise, Party A shall return Party B’s loan in advance. Party A shall treat Party B as the major settlement bank.

II. Party A and Party B agree that Items 1, 6 and 7 of Article 4 in this contract are changed into:

I. Loan interest rate

The loan interest rate under this contract is the annual interest rate.

The conversion formula for the interest rate of Hong Kong dollar and British pound: monthly interest rate = annual interest rate / 12, and daily interest rate = annual interest rate / 365.

The conversion formula for the interest rate of any other currency: monthly interest rate = annual interest rate / 12, and daily interest rate =annual interest rate / 360.

The loan interest rate under the contract is the 1st one of the following interest rates:

1. Fixed interest rate 3.05%, i.e. (√☐ one-year, ☐ above five-year, ☐ /) LPR (LPR/LIBOR/HIBOR) issued the most recently on the value date minus (“plus” or “minus”) 100 base points (1 base point = 0.01%); this interest rate will keep unchanged in the loan term.

2. Floating interest rate, i.e. (☐ one-year, ☐ above five-year, ☐ /)     /     (LPR/LIBOR/HIBOR) issued the most recently on the value date     /     (“plus” or “minus”)     /     base points (1 base point = 0.01%). When LPR/LIBOR/HIBOR changes, the lender may conduct adjustment at regular intervals as per LPR/ LIBOR/HIBOR of the same grade in the new same term as well as the original base points according to the interest rate adjustment mode agreed in this contract. The lender will not notify the borrower and guarantor of such adjustment separately.

The interest rate will be adjusted every / (1/3/6/12) months as of the value date. The date of interest rate adjustment is the date corresponding to the value date in the adjustment month. If the adjustment month has no such corresponding day, the last day of the adjustment month is the date of interest rate adjustment.

VI. If the borrower violates any agreement or commitment in this contract, the base point shall be adjusted into: plus (“plus” or “minus”) 200 base points (1 base point = 0.01%). The base point will not be lowered after adjustment.

VII. During the validity period of the contract, if the State implements the control over and intervention in the interest rate of loan, the method of LPR determination, the method of interest rate calculation and settlement and the base point, Party B can modify the interest rate under this contract in accordance with the latest national regulations without obtaining Party A’s consent.

Other contents of Article 4 remain unchanged.

(No text below)

(This page is the signature page)

Party A: (Signature and Seal) Guangdong CarHouse E-Commerce Technology Co., Ltd. (Seal)

Legal Representative (Responsible Person)

Or Entrusted Agent: /s/ Jiang Haitao

Party B: (Signature and Seal) Central Zone Branch, Bank of Dongguan Co., Ltd. (Seal)

Legal Representative (Responsible Person)

Or Entrusted Agent: /s/ Wu Xuefeng

Witness:

Signing Date: March 9, 2020

Complaints Hotline of Bank of Dongguan: 40011-96228